Exhibit 10.12

From:	Trajectory Alpha Acquisition Corp.
99 Wall Street, #5801
New York, New York 10005

To:	The Purchaser[s] Identified on the Signature Page Hereto

RE:	Securities Purchase Agreement

Date:	____________, 2021

Ladies and Gentlemen:

This agreement (this “Agreement”) is entered into on the date set forth above by and between the purchaser[s] signator[y][ies] hereto (the “Purchaser”) and Trajectory Alpha Acquisition Corp., a Delaware corporation (the “Company”). This Agreement may be executed by an investment manager on behalf of managed funds and/or accounts set forth on Exhibit A hereto and for the elimination of doubt each such fund or account shall, severally and not jointly, be the Purchaser hereunder. Pursuant to the terms hereof, the Company hereby accepts the offer the Purchaser has made to subscribe for and purchase the number of shares (the “Shares”) of Class B common stock, $0.0001 par value per share, of the Company (the “Class B Common Stock”) specified on the signature page to this Agreement, all of which are subject to forfeiture by the Purchaser pursuant to Section 3 if the Purchaser’s indication of interest in the initial public offering (the “IPO”) of units (the “Units”) of the Company, which shall not in the aggregate, when taken together with the Units purchased by any Attribution Party (as defined herein) of the Purchaser, be greater than the lesser of (i) Units with an aggregate public offering price of $[ ] and (ii) [ ]% of the Units sold in the IPO (for the avoidance of doubt, without regard for any Units sold as part of the exercise of the over-allotment option) (the “IPO Purchase Amount”), is withdrawn or not fulfilled. The Company’s and the Purchaser’s agreements regarding such Shares are as follows:

1. Purchase of Shares.

1.1. Purchase of Shares. For the sum set forth on the signature page hereto (the “Purchase Price”), the Company hereby agrees to sell the Shares to the Purchaser, and the Purchaser hereby agrees to purchase the Shares from the Company on the terms and subject to the conditions set forth in this Agreement. The closing of the purchase of the Shares shall take place immediately prior to the closing of the IPO, and the Purchaser shall deliver the Purchase Price for the Shares no later than two (2) business days prior to the closing of the IPO in accordance with written instructions provided by the Company. Upon payment of the Purchase Price for the Shares in accordance with this Agreement, the Company shall promptly effect delivery of the Shares in book-entry form.

1.2 Limitations on Voluntary Conversion. Notwithstanding anything to the contrary in this Agreement or the Company’s certificate of incorporation, the Company shall not effect the voluntary conversion of any Shares into shares of Class A common stock, $0.0001 par value per share, of the Company (the “Class A Common Stock”), and the Purchaser shall not have the right to convert any such Shares pursuant to the terms and conditions of this Agreement or the Company’s certificate of incorporation and any such conversion shall be null and void and treated as if never made, to the extent that, after giving effect to such conversion, the Purchaser together with other Attribution Parties collectively would beneficially own in excess of 9.90% (the “Maximum Percentage”) of the shares of Class A Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Class A Common Stock beneficially owned by the Purchaser and the other Attribution Parties shall include the number of shares of Class A Common Stock held by the Purchaser and all other Attribution Parties plus the number of shares of Class A Common Stock issuable upon conversion of the Shares with respect to which the determination of such sentence is being made, but shall exclude shares of Class A Common Stock which would be issuable upon (A) conversion of the remaining, non-converted Shares beneficially owned by the Purchaser or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any warrants) beneficially owned by the Purchaser or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1.2. For purposes of this Section 1.2, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of determining the number of outstanding shares of Class A Common Stock that the Purchaser may acquire upon the conversion of the Shares without exceeding the Maximum Percentage, the Purchaser may rely on the number of outstanding shares of Class A Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the transfer agent of the Company, if any, setting forth the number of shares of Class A Common Stock issued and outstanding (the “Reported Outstanding Share Number”). If the Company receives a request for conversion of the Shares from the Purchaser (a “Conversion Request”) at a time when the actual number of issued and outstanding shares of Class A Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Purchaser in writing of the number of shares of Class A Common Stock then outstanding and, to the extent that such Conversion Request would otherwise cause the Purchaser’s beneficial ownership, as determined pursuant to this Section 1.2, to exceed the Maximum Percentage, the Purchaser must notify the Company of a reduced number of shares of Class A Common Stock to be delivered pursuant to such Conversion Request. For any reason at any time, upon the written or oral request of the Purchaser, the Company shall within one (1) business day confirm orally and in writing or by electronic mail to the Purchaser the number of shares of Class A Common Stock then outstanding. In any case, the number of outstanding shares of Class A Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Purchaser and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Class A Common Stock to the Purchaser upon conversion of the Shares results in the Purchaser and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Class A Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Purchaser’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Purchaser shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Purchaser may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage of the Purchaser to any other percentage not in excess of 9.90% as specified in such notice; provided, however, that any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. For clarity, the shares of Class A Common Stock issuable to the Purchaser upon conversion of the Shares pursuant to the terms of the Company’s certificate of incorporation in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Purchaser for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. For the purposes of this Agreement, “Attribution Parties” shall mean, collectively, the following persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the issue date of the Shares, directly or indirectly managed or advised by the Purchaser’s investment manager or any of its affiliates or principals; (ii) any direct or indirect affiliates of the Purchaser or any of the foregoing; (iii) any Person acting or who could be deemed to be acting as a “group” (as such term is used Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder) together with the Purchaser or any of the foregoing; and (iv) any other persons whose beneficial ownership of the Class A Common Stock would or could be aggregated with the Purchaser’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Purchaser and all other Attribution Parties to the Maximum Percentage. For the avoidance of doubt, notwithstanding the foregoing, the Shares shall not be convertible into or exchangeable for, either at the election of the Purchaser or otherwise, shares of Class A Common Stock at any time prior to the completion of the Company’s initial business combination.

2. Representations, Warranties and Agreements.

2.1. Purchaser’s Representations, Warranties and Agreements. To induce the Company to sell the Shares to the Purchaser, the Purchaser hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1. No Government Recommendation or Approval. The Purchaser understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Shares.

2.1.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Purchaser, (ii) any agreement, indenture or instrument to which the Purchaser is a party or (iii) any law, statute, rule or regulation to which the Purchaser is subject, or any agreement, order, judgment or decree to which the Purchaser is subject, except in the case of clauses (ii) and (iii), that would not reasonably be expected to prevent the Purchaser from fulfilling its obligations under this Agreement.

2.1.3. Organization and Authority. The Purchaser is validly existing and in good standing under the laws of its jurisdiction of formation and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Purchaser and the other parties hereto, this Agreement is a legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4. Experience, Financial Capability and Suitability, No Reg D Disqualification. The Purchaser is (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Shares are sold pursuant to (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. The Purchaser is able to bear the economic risks of an investment in the Shares and to afford a complete loss of the Purchaser’s investment in the Shares. The Purchaser is not subject to any “bad actor” disqualification under Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

2.1.5. Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Purchaser has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Purchaser has relied solely on the Purchaser’s own knowledge and understanding of the Company and its business based upon the Purchaser’s own due diligence investigation and the information furnished pursuant to this paragraph or as described in this paragraph. The Purchaser understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to or as described in this Section 2 and the Purchaser has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.6. Accredited Investor. The Purchaser represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption under the Securities Act only to persons who are to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law.

2.1.7. Investment Purposes. The Purchaser is purchasing the Shares solely for investment purposes, for the Purchaser’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

2.1.8. Restrictions on Transfer; Shell Company. The Purchaser understands the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Purchaser understands the Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and the Purchaser understands that the certificates or book-entries representing the Shares will contain a legend in respect of such restrictions. If in the future the Purchaser decides to offer, resell, pledge or otherwise transfer the Shares, the Shares may be offered, resold, pledged or otherwise transferred only pursuant to (i) registration under the Securities Act or (ii) an available exemption from registration. The Purchaser agrees that if any transfer of the Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Purchaser may be required to deliver to the Company customary representations reasonably satisfactory to the Company. Absent registration or another available exemption from registration, the Purchaser agrees not to resell the Shares. The Purchaser further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Purchaser for the resale of the Shares until one year has elapsed from the time that the Company has filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9. No Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Purchaser in connection with the transactions contemplated by this Agreement.

2.1.10 Sanctions. The Purchaser is not, and is not owned or controlled by or acting on behalf of a Sanctioned Person (as defined below). The Purchaser is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. The Purchaser represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Purchaser maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Purchaser also represents that it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons. The Purchaser further represents and warrants that, to its best knowledge, the funds held by the Purchaser and used to purchase the Shares are derived from lawful activities. For purposes of this Agreement, “Sanctioned Person” means at any time any person or entity: (a) listed on any Sanctions-related list of designated or blocked or restricted persons; (b) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region); or (c) owned or controlled by or acting on behalf of any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (b) the European Union and enforced by its member states, (c) the United Nations, (d) Her Majesty’s Treasury and (e) the Cayman Islands.

2.1.11 CFIUS. No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company as a result of the purchase and sale of the Shares hereunder.

2.1.12 ERISA. If the Purchaser is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited Transactions provisions of ERISA or section 4975 of the Code, then the Purchaser represents and warrants that (i) neither the Company, nor any of its respective affiliates (the “Transactions Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares, and none of the Transactions Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Shares and (ii) none of the acquisition, holding and/or transfer or disposition of the Shares will result in a non-exempt prohibited Transactions under ERISA or Section 4975 of the Code or any similar law or regulation.

2.2. Company’s Representations, Warranties and Agreements. To induce the Purchaser to purchase the Shares, the Company hereby represents and warrants to the Purchaser and agrees with the Purchaser as follows:

2.2.1. Organization and Corporate Power. The Company is a Delaware corporation and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to enter into this Agreement and to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Company and the other parties hereto, this Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.2.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the certificate of incorporation or bylaws of the Company, (ii) any agreement, indenture or instrument to which the Company is a party or by which the Shares are bound or (iii) any law, statute, rule or regulation to which the Company is or the Shares are subject, or any agreement, order, judgment or decree to which the Company is or the Shares are subject.

2.2.3. No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company or the Shares which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

2.2.4. No Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Company in connection with the transactions contemplated by this Agreement.

2.2.5. More Favorable Terms. Substantially concurrently with the execution of this Agreement, the Company is entering into separate agreements with other “anchor investors” in respect of the purchase of Shares and the IPO. The Company represents that the material terms of such other agreements (either economic or non-economic) are no more favorable to such other “anchor investors” thereunder than the terms of this Agreement. For the avoidance of doubt, if any other “anchor investor” has an ability to purchase proportionately more Shares relative to its expression of interest in the IPO than the Purchaser as set forth on the signature page hereto, then such other “anchor investor” shall be considered to have more favorable material terms than the Purchaser. In the event that another “anchor investor” is afforded any such more favorable terms than the Purchaser, the Company shall immediately so inform the Purchaser of such more favorable terms, and the Purchaser shall have the right to elect to have such more favorable terms, in which case the parties hereto shall promptly amend this Agreement to effect the same. Notwithstanding the foregoing, this provision does not apply to any investor that participates in the at-risk capital of the Company via an investment of $100,000 or more or enters into a formal forward purchase agreement in connection with a private investment in public equity in support of the Company’s initial business combination. For the purposes of this Section 2.2.5, “at-risk capital” means (i) the Class B Common Stock and (ii) warrants to be issued in a private placement concurrently with the IPO, in each case, to fund IPO costs and working capital of the Company.

2.2.6 Non-Public Information. The Company represents and warrants that none of the information conveyed to the Purchaser in connection with the transactions contemplated by this Agreement will constitute material non-public information of the Company upon the effectiveness of the Registration Statement on Form S-1 to be filed by the Company in connection with its IPO (the “Registration Statement”). For the avoidance of doubt, the Purchaser shall not receive any material, non-public information regarding the Company provided by the Company or any of its officers, directors, employees or agents without the Purchaser’s prior written consent.

2.2.7 Validity of the Shares. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Shares will be duly and validly issued, fully paid and non-assessable.

2.2.8. Title to the Shares. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Purchaser will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and other agreements to which the Shares may be subject which have been notified to the Purchaser in writing, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Purchaser.

3. Forfeiture of Shares.

3.1. In the event the Purchaser purchases less than the IPO Purchase Amount solely due to the fact that the number of the Units sold in the IPO is reduced and/or the underwriter[s] of the IPO allocate[s] less Units to the Purchaser than the Purchaser IPO Purchase Amount (the “Alternate IPO Purchase Amount”), then, if the Purchaser purchases the Alternate IPO Purchase Amount, the Purchaser shall still be entitled to retain the full allocation of Shares as set forth on the signature page hereto. If the Purchaser fails to purchase its allocation of Units, which at no point shall in the aggregate, when taken together with Units purchased by any Attribution Party of the Purchaser, be higher than 9.90% of the Units sold in the IPO (for the avoidance of doubt, without regard for any Units sold as part of the exercise of the over-allotment option), it shall not be entitled to retain the Shares and any Shares previously delivered shall be returned and forfeited. For the avoidance of doubt, the Purchaser will not be required to participate in the overallotment option nor any upsizing of the IPO without the Purchaser’s prior written consent and without first having the opportunity to acquire additional Shares in a manner proportional to any increase in the IPO Purchase Amount at the same price per Share as detailed in the signature page attached hereto. Notwithstanding the foregoing, the Purchaser acknowledges that the Company and its sponsor may deem it necessary in order to facilitate a business combination for the Company or the sponsor to forfeit, transfer, exchange or amend the terms, or cause the forfeiture, transfer, exchange or amendment of the terms, of all or any portion of the Class B Common Stock or to enter into any other arrangements with respect to the Class B Common Stock to facilitate the consummation of such business combination, including voting in favor of any amendment to the terms of the Class B Common Stock (a “Change in Investment”). The Company acknowledges and agrees that any such Change in Investment shall not apply to the Shares.

3.2. Termination of Rights as Stockholder. If any of the Shares are forfeited in accordance with this Section 3, then after such time the Purchaser (or successor in interest), shall no longer have any rights as a holder of such forfeited Shares. For the avoidance of doubt, the Shares directly or indirectly owned by the Purchaser shall not be subject to forfeitures (except as described in Section 3.1 above), surrenders, reductions, mandatory repurchases, redemptions, modifications, cut-backs, claw-backs, transfers, disposals, exchanges or share price vesting triggers commonly known as “earn-outs” for any reason, including as part of negotiating an initial business combination without the Purchaser’s prior written consent.

3.3. Share Adjustments. In the event that any adjustment in the number of Shares is required pursuant to this Section 3, the book-entry records for such Shares shall be reduced accordingly.

4. Waiver of Liquidation Distributions; Redemption Rights. In connection with the Shares purchased pursuant to this Agreement, the Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”) in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. Further, in no event will the Purchaser have the right to redeem any Shares into funds held in the Trust Account in connection with an initial business combination. For clarity, the Purchaser is not waiving any redemption right or claim to funds held in the trust account for shares of Class A Common Stock or Units purchased in the IPO or aftermarket (including the IPO Purchase

Amount). In the event the Purchaser purchases shares of Class A Common Stock or Units in the IPO or in the aftermarket (including the IPO Purchase Amount), any shares of Class A Common Stock or Units so purchased shall be eligible to receive any liquidating distributions by the Company and will have the right to redeem or tender any such shares of Class A Common Stock into funds held in the Trust Account upon the successful completion of an initial business combination, or any other event that affords public stockholders the right to redeem, and any such redemption shall not result in the forfeiture of any of the Shares.

5. Restrictions on Transfer.

5.1. Securities Law Restrictions. The Purchaser agrees not to sell, transfer, pledge (other than pledges in the ordinary course of business as part of a prime brokerage arrangement; provided, however, that such pledge does not violate the Securities Act and is otherwise in compliance with the Lock-up (as defined below)), hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act with respect to the Shares proposed to be transferred shall then be effective or (b) the Company has received customary representations reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the SEC thereunder and from all applicable state securities laws. Notwithstanding the foregoing, the Purchaser may, upon written notice to the Company and in compliance with securities laws, transfer Shares to an affiliate of the Purchaser who agrees in writing to be bound by the terms of this Agreement.

5.2. Lock-Up. The Purchaser acknowledges that the Shares will be subject to lock-up provisions (the “Lock-up”) contained in Section 7 of the Insider Letter filed as an exhibit to the Registration Statement, a copy of which has been provided to the Purchaser. For the avoidance of doubt, the Purchaser shall not be required to become a party to, and shall not be subject to any other provision of, the Insider Letter except as set forth in this Section 5.2. Notwithstanding the foregoing, the Purchaser agrees solely with the Company to be subject to the Lock-up contained in Section 7 of the Insider Letter. The Company acknowledges and agrees that any such agreement limiting the right of the Purchaser to transfer, sell or assign the Shares shall only be between the Purchaser and the Company.

5.3. Restrictive Legends. Any certificates representing the Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP.”

5.4. Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than Shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to this Section 5 and Section 3.

5.5. Registration Rights. The Purchaser acknowledges that the Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a registration rights agreement to be entered into with the Company prior to the closing of the IPO, which registration rights shall be made available by the Company to the Purchaser on terms no less favorable than those afforded to the sponsor and any other pre-IPO investor in the Company.

6. Other Agreements.

6.1. Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally or if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

6.3. Entire Agreement. This Agreement, together with the Insider Letter and the Registration Rights Agreement, each substantially in the form to be filed as an exhibit to the Registration Statement, embodies the entire agreement and understanding between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6. Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

6.7. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

6.9. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11. Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.12. No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13. Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

7. Voting and Tender of Shares. The Purchaser agrees solely with the Company to vote the Shares in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s stockholders. Additionally, the Purchaser agrees solely with the Company not to tender any Shares in connection with a tender offer presented to the Company’s stockholders in connection with an initial business combination negotiated by the Company. For clarity, in the event the Purchaser purchases shares of Class A Common Stock in the IPO or in the aftermarket (including the IPO Purchase Amount), the Purchaser retains the right to tender any such shares of Class A Common Stock so purchased in connection with a tender offer. In addition, there shall be no limitation on the Purchaser’s right to (i) redeem or tender any such shares of Class A Common Stock into funds held in the Trust Account upon the successful completion of an initial business combination, or any other event that affords public stockholders the right to redeem or (ii) otherwise sell, assign or transfer of any securities of the Company (other than the Shares) prior to the closing of the initial business combination. For the avoidance of doubt, the foregoing agreement that the Purchaser vote all of the Shares in favor of such proposed initial business combination shall only be between the Purchaser and the Company.

8. Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable and documented out-of-pocket attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

9. No Publicity. The Company shall not (and shall cause the sponsor and its other affiliates, officers, directors, employees and agents not to) publicly disclose the name of the Purchaser or any affiliate or investment advisor of the Purchaser or include the name of the Purchaser or any affiliate or investment advisor of the Purchaser without the prior written consent (which consent may be in the form of electronic mail) of the Purchaser (i) in any press release or marketing materials or (ii) in any filing with the SEC or any regulatory agency or trading market, except (A) as required by the federal securities laws, rules or regulations, (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under regulations of any national securities exchange on which the Company’s securities are listed for trading or (C) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communications previously approved in accordance with this Section 9, in which case the Company shall provide the Purchaser with prior written notice of such disclosure permitted under subclauses (A) through (C) and shall reasonably consult with the Purchaser regarding such disclosure and consider, in good faith, any comments provided by the Purchaser.

10. Termination. In the event (i) the IPO is not consummated by December 31, 2021 or (ii) there is a change in the structure of the IPO, the capitalization of the Company, the composition of the Company’s executive officers or the underwriters of the IPO, all as disclosed in the Company’s Registration Statement on the Form S-1, the Company shall promptly refund to the Purchaser any previously funded Purchase Price in accordance with the instructions provided by the Purchaser and the Shares will not be delivered to the Purchaser.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

TRAJECTORY ALPHA ACQUISITION CORP.

By:____________________________
Name:
Title:

Purchaser: ____________________________

Address: ____________________________

E-mail: ____________________________

Phone: _______________________________

Attention: ____________________________

Number of Shares of Class B Common Stock Purchased: _____________

Aggregate Purchase Price: $_______________

IPO Units: __________________

By:____________________________
Name:
Title:

[Trajectory Alpha Acquisition Corp.—Signature Page to Securities Purchase Agreement]